Exhibit 10.10
FIRST AMENDMENT TO THE
AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN
The Board of Directors (the “Board”) of Continental Resources, Inc. (the “Company”) hereby makes this First Amendment to the Company’s Amended and Restated 2013 Long-Term Incentive Plan (the “2013 LTIP”), to become effective December 11, 2019. Terms capitalized but not defined herein shall be given the same meaning as such term within the 2013 LTIP.
WHEREAS, the Company established the 2013 LTIP for purposes of providing incentive and retention awards to certain employees of the Company;
WHEREAS, Section 4.2(b) of the 2013 LTIP provides certain limitations regarding the number of certain Awards that may be granted to any one individual during a calendar year, and
WHEREAS, the Board has determined that it is in the best interest of the Company and its shareholders to amend the 2013 LTIP to provide an exception to the 2013 LTIP’s calendar year limitations for initial retention grants of certain Awards made to executive officers of the Company.
NOW, THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the 2013 LTIP shall be amended as follows:
1.Section 4.2(b) of the 2013 LTIP. The 2013 LTIP is hereby amended by deleting Section 4.2(b) in its entirety and replacing it with the following:
Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, RSUs and Performance Awards to any Eligible Employee in any calendar year may not exceed 500,000, subject to the adjustment provisions of Article XI; provided, however, this limitation shall not apply to initial retention grants of Restricted Stock Awards, RSUs, and Performance Awards made to any Eligible Employee who is an “executive officer” of the Company (as that term is defined in Rule 3b-7 of the Exchange Act) at the time of the grant of such Award.
2.Remainder of the 2013 LTIP. Except as expressly provided herein, the 2013 LTIP remains in full force and effect.